Exhibit 10.10

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT NO. 9 TO COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 9 to the Collaboration and License Agreement (“Amendment”) is made and entered into by and between Kyowa Kirin Co., Ltd. (formerly, Kyowa Hakko Kirin Co., Ltd.), a company organized and existing under the laws of Japan, with an address at 1-9-2 Otemachi, Chiyoda-ku, Tokyo, 100-0004, Japan (“KKC”) and Ultragenyx Pharmaceutical Inc., a company organized and existing under the laws of the State of Delaware, with an address at 60 Leveroni Court, Novato, California 94949, USA (“UGNX”).

RECITALS

A.

WHEREAS, KKC and UGNX entered into a Collaboration and License Agreement effective as of August 29, 2013, an Amendment No. 1 to Collaboration and License Agreement effective as of August 24, 2015, an Amendment No. 2 to Collaboration and License Agreement effective as of November 28, 2016, an Amendment No. 3 to Collaboration and License Agreement effective as of September 29, 2017, an Amendment No. 4 to Collaboration and License Agreement effective as of January 29, 2018, an Amendment No. 5 to Collaboration and License Agreement effective as of April 30, 2018, an Amendment No. 6 to Collaboration and License Agreement effective as of February 1, 2019, an Amendment No. 7 to Collaboration and License Agreement effective as of December 5, 2018, and an Amendment No. 8 to Collaboration and License Agreement effective as of July 4, 2019 (collectively, the “Collaboration Agreement”).

B.	WHEREAS, both Parties wish to further amend the Collaboration Agreement as set forth below.

C.	NOW, THEREFORE, in consideration of the mutual covenants and premises herein contained, the Parties agree as follows:

1.	This Amendment shall be effective as of December 23, 2019 (the “Amendment Effective Date”).

2.	Any capitalized terms that are not defined in this Amendment will have their respective meanings set forth in the Collaboration Agreement.

3.	Section 7.6 of the Collaboration Agreement is hereby deleted in its entirety and replaced with the following:

“7.6 Taxes.

7.6.1

Tax Liabilities. Except as provided to the contrary in Section 7.6.3(e) or otherwise in this Agreement, each Party shall be solely responsible for any and all Taxes, including, but not limited to, direct Taxes, indirect Taxes, or Taxes withheld at the source, together with related interest and penalties, if any, imposed by any government tax authority based upon the facts, circumstances, and requirements of such Party in respect of amounts arising from this Agreement.  In the event a Party receives a deficiency notice or similar correspondence from a government tax authority, the Party whose facts and circumstances, structure, or tax position (other than in its capacity as a Withholding Party) resulted in the imposition of the Tax giving rise to the deficiency notice (the “Liable Party”) shall be responsible for payment of the deficiency regardless of whether it is the Party that receives the deficiency notice.  Any Party that receives a deficiency notice, a notice of audit or investigation or any similar proceeding or notice (a “Tax Notice”) shall use Commercially Reasonable Efforts to give notice to the Liable Party within ten (10) days of receiving such Tax Notice; provided, however, that failure to provide notice to the Liable Party shall not relieve the Liable Party of its obligations hereunder so long as the Liable Party is not materially prejudiced by the failure to provide such notice.  If there is a refund of all or any portion of any Tax paid or otherwise economically borne by the Liable Party, such refund shall be paid to the Liable Party.  Where a Party pays or otherwise economically bears a liability for which the other Party is responsible hereunder, the responsible Party shall indemnify such other Party with respect to such liability.

7.6.2

Tax Payments, Taxes Withheld at the Source, and Deficiencies. The Parties shall reasonably cooperate in completing and filing documents required under the provisions of any Applicable Laws in connection with the making of any required Tax payments or payments of Tax withheld at the source, or in connection with any claim to an exemption from, reduction of, or a refund or credit for any such payments to the extent available under Applicable Laws.  If a Party or any of its Affiliates is required by Applicable Laws to deduct or withhold any Taxes as a result of this Agreement (the “Withholding Party”), then the Withholding Party shall make such deduction or withholding and pay the full amount deducted or withheld to the relevant government tax authority in accordance with Applicable Laws.  In this event, the Withholding Party shall promptly furnish the Liable Party with reasonable evidence of such deduction or withholding and payment thereof to the relevant government tax authority in electronic or written form.  If it is determined that a Withholding Party was required by Applicable Laws to deduct or withhold any such Taxes as a result of this Agreement but the Withholding Party did not deduct or withhold such Taxes, the Withholding Party shall have the right to make such deduction or withholding from any future payments made under this Agreement, pay the full amount deducted or withheld to the government tax authority in accordance with Applicable Laws, and to take any other actions required to comply with Applicable Laws.  To the extent future payments under this Agreement are insufficient to satisfy payments of such Taxes within the time requirement of the government tax authority, then the Liable Party shall indemnify the Withholding Party in an amount required to fully satisfy such Tax payments, including any related penalty and interests, within the time requirement of the government tax authority. Deficiency interest and penalties, if any, with respect to Tax payments including Tax withholding payments shall be borne by the Liable Party.
7.6.3	Treatment of Royalties and Revenue Shares for Tax Purposes.

(a) To the extent permitted by Applicable Laws, the Parties agree to treat for income Tax purposes the revenue shares payable pursuant to Section [***] and subsections [***], [***], [***], [***] and [***] of Section [***] as [***] within the meaning of Article 12 of the Income Tax Convention for the Avoidance of Double Taxation between [***] and [***] (“[***] Treaty”) as consideration for the use of, or the right to use, a patent or patents, a secret process, or information concerning industrial, commercial or scientific experience within the meaning of [***] Treaty and any equivalent income tax treaties that may apply to such payments.

(b) To the extent permitted by Applicable Laws, the Parties agree to treat for income Tax purposes the revenue shares payable pursuant to Section [***] as [***].

(c) To the extent permitted by Applicable Laws, the Parties agree to treat for income Tax purposes the revenue shares payable pursuant to Section [***]and subsections [***], [***], [***] and [***] of Section [***] as [***] within the meaning of Article 12 of the Income Tax Convention for the Avoidance of Double Taxation between [***] and [***] (“[***] Treaty”) as consideration for the use of, or the right to use, a patent or patents, a secret process, or information concerning industrial, commercial or scientific experience within the meaning of [***] Treaty and any equivalent income tax treaties that may apply to such payments.

(d) For the avoidance of doubt, the Parties do not intend for this Agreement to [***] for U.S. income tax purposes between the Parties and/or their Affiliates in respect of the [***] in Section [***] and [***].  The Parties shall file all tax returns in a manner consistent with such tax treatment, except as may be required by Applicable Laws.

(e) If the Internal Revenue Service (or a U.S. state or local tax authority) asserts that [***](such [***], a “[***]”), or [***] at any time, in respect of this Agreement or [***] in Section [***], the following costs relating to such audit or other controversy shall be borne by [***] and/or its affiliates: (i) any Taxes (including any applicable interest, additions to Tax or penalties) imposed by the Internal Revenue Service (or a U.S. state or local tax authority) directly relating solely to its assertion that [***] and (ii) any professional fees relating to the [***] of this Agreement or such [***], including, but in no way limited to, professional fees relating to the [***] and filing of tax returns. Notwithstanding the foregoing, and for the avoidance of doubt, any Taxes that would have been imposed in the absence of any such [***] shall not be governed by this paragraph 7.6.3(e) but shall be borne in accordance with Sections 7.6.1 and 7.6.2.  If the Internal Revenue Service (or a U.S. state or local tax authority) asserts that [***], in respect of the [***] in Section [***], KKC and/or its affiliates shall have the sole authority to conduct, and undertake the defense of, such tax audit or other tax controversy, including the settlement and resolution of any such tax audit or other tax controversy (and KKC and/or its affiliates shall bear any and all expenses related thereto), except to the extent any tax audit or tax controversy could reasonably be expected to adversely impact the other Party, in which case both Parties shall have joint authority to conduct, and undertake the defense of, such tax audit or tax controversy and each Party shall bear its own respective costs associated with such tax audit or tax controversy.

(f) If the Internal Revenue Service were to assert that any arrangement pursuant to this Agreement were to [***], the parties agree that Kyowa Kirin, Inc. will be designated the “[***]” of such [***] within the meaning of Section [***] of the Internal Revenue Code of 1986, as amended (and [***] and provisions of state, local or non-U.S. law).  If an audit relates to a year prior to 2018, KKC shall act as the “[***]” with respect to such tax matters.

7.6.4.   Cooperation and Costs. The Parties will coordinate and cooperate fully with each other in exchanging information and providing such assistance as the other Party may reasonably request in connection with any Tax Notice, filings, investigation, audits, examinations or other inquiries, appeals, or litigation by a taxing authority relating to this Agreement.  Except as otherwise provided in Section 7.6.3(e), the Liable Party, if there is only one, shall have the sole authority to conduct, and undertake the defense of, any tax audits or other tax controversies, including the settlement and resolution of any tax audits or other tax controversies, except to the extent any tax audit or tax controversy adversely impacts the other Party or if both Parties are potentially Liable Parties, in which case both Parties shall have joint authority to conduct, and undertake the defense of, such tax audit or tax controversy and each Party shall bear its own respective costs associated with such tax audit or tax controversy.  Any other costs associated with any filings, investigations, audits, examinations or other inquiries, appeals or litigation, other than the Tax liability and the costs discussed in the preceding sentence, shall be borne by the Liable Party, except as otherwise provided in Section 7.6.3(e).”

4.	Except as expressly provided in this Amendment, all other terms, conditions and provisions of the Collaboration Agreement shall continue in full force and effect as provided therein.

5.

This Amendment may be executed in identical duplicate copies exchanged by facsimile or e-mail (PDF form) transmission.  The Parties agree to execute two identical original copies of this Amendment after exchanging signed facsimile versions.  Each identical counterpart will be deemed an original, but all of which together will constitute one and the same instrument.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 9 to Collaboration and License Agreement to be effective as of the Amendment Effective Date.

KYOWA KIRIN CO., LTD.		ULTRAGENYX PHARMACEUTICAL INC.

By:	/s/ Yasuo Fujii	By:	/s/ Thomas Kassberg
Name:	Yasuo Fujii	Name:	Thomas Kassberg
Title:	Director, Business Development Dept.	Title:	Chief Business Officer